FIRST AMENDMENT
                          TO THE DEL WEBB CORPORATION
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN NO. 1



         The Del Webb Corporation Supplemental Executive Retirement Plan No. 1 (the "Plan"), which was originally effective as of January 1, 1986, and was restated effective as of April 20, 1993, is hereby further amended as follows, effective as of July 1, 1995:

            1. Section 2.1(a) of the Plan is amended by the addition of the following sentence to the end thereof:

            Any Participation Agreement in effect prior to the adoption of this amended and restated Plan shall continue in full force and effect until subsequently modified or replaced.

            2. Section 4.2(b) of the Plan is amended in its entirety to read as follows:

                    (b) High Average  Compensation.  "High Average Compensation"
               means the sum of the Participant's annual total of salary and incentive compensation, before reduction for deferred compensation and 401(k) contributions, in the five (5) calendar years out of the seven (7) consecutive calendar years of employment with the Employer in which such total is the highest divided by five (5). Where the actual (not annualized) compensation paid to a Participant during a partial calendar year is greater than the compensation paid to the Participant during a completed calendar year, such partial year may be utilized for purposes of this provision. Notwithstanding the above, incentive compensation payments made in July, 1991, for the period January 1, 1991, to June 30, 1991, shall not be included in the computations of High Average Compensation.

            3. Section 4.5(d) of the Plan is amended in its entirety to read as follows:

                    (d) Accelerated Distribution. Notwithstanding any other provision of the Plan, at any time after a Change in Control or any time following termination of employment, a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution of all or a portion of the Actuarial Equivalent of the Participant's unpaid benefits under this Plan on the date on which the Committee receives the written request. Each accelerated distribution shall be subject to a penalty equal to ten percent (10%) of the amount that would otherwise be distributed and that amount shall be forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Participant. In the event a Participant requests and obtains an accelerated distribution under this Section 4.5(d) and remains employed by the Employer, participation will cease and there will be no future benefit accruals under this plan.

                    In the event of a Participant's death and subsequent benefit payments to the designated beneficiary, such beneficiary may request a distribution under this Section 4.5(d).

            4. Article VIII is amended by adding the following new Section 8.3 to the end thereof:

                    8.3 Modifications for Particular Participants. In the exercise of its discretion, the Board may modify or supplement the provisions of this Plan as it applies to a particular Participant. No modification or supplement will be effective, however, unless it is reflected in the Participant's Participation Agreement, or provided for in a resolution duly adopted by the Board, or reflected in any other written document which is executed by an officer of the Company who has been specifically authorized to execute said written document pursuant to a resolution duly adopted by the Board.

            5. Except as otherwise provided above, the provisions of the Plan, as amended and restated effective as of April 20, 1993, shall continue in full force and effect.


            IN WITNESS WHEREOF, Del Webb Corporation has caused this First Amendment to be executed by its duly authorized representative on this 13th day of July, 1995.

                                           DEL WEBB CORPORATION



                                           By:  Robertson C. Jones
                                               ---------------------------------

                                           Its: Vice President
                                               ---------------------------------